UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2008

INTEGRATED MANAGEMENT INFORMATION, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado (State or Other Jurisdiction of Incorporation)	333-133634 (Commission File Number)	43-1802805 (I.R.S. Employer Identification No.)

221 Wilcox, Suite A
Castle Rock, Colorado		80104
(Address of Principal Executive Offices)		(Zip Code)

(303) 895-3002
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 3, 2008, Tyson Foods, Inc. filed a petition to cancel the trademark “Beef Born & Raised in the USA®”.  On July 14, 2008, Born & Raised in the USA® filed a motion to dismiss the cancellation action.  Both motions are pending before the United States Patent and Trademark Office.

Integrated Management Information, Inc. (IMI Global) is the exclusive worldwide marketing partner for the Born & Raised in the USA labeling program, which includes unique and distinctive labeling for beef, pork, poultry, lamb, fish and game.  As such, IMI Global is marketing the label and providing USDA compliance to retailers who must display on meat packaging a label identifying the country of origin (COOL) for meat products beginning in the fall of 2008.

IMI Global supports Born & Raised in the USA in its decision to defend its trademarked labeling, believing that the trademarks were legally issued and are fully enforceable.  IMI Global continues to market the label and verification program and has expressed its desire to work closely with Tyson Foods on this program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED MANAGEMENT INFORMATION, INC.
(Registrant)

	By:	/s/ John Saunders
Date: July 25, 2008		John Saunders
President